UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2018

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2018 (the “Closing Date”), QuickLogic Corporation (the “Company”) entered into a Loan and Security

Agreement (the "Agreement") with Heritage Bank of Commerce (the "Bank"). The Agreement provided for, among other things, a revolving credit facility with aggregate commitments of $9,000,000 (the “Revolving Facility”). The maturity date for loans under the Revolving Facility is September 28, 2020. Loans under the Revolving Facility will bear interest at a rate equal to one half of one percentage point (0.50%) above the variable rate of interest, per annum, that appears in The Wall Street Journal from time to time, whether or not such announced rate is the lowest rate available from Bank.

Financial covenants of the Revolving Facility require the Company to (i) maintain at all times a balance of unrestricted cash in its pledged account not less than the principal amount of all advances owing to the Bank and (ii) maintain at all times, but subject to periodic reporting as of the last day of each quarter a Remaining Months Liquidity not less than nine (9). For purposes of the Revolving Facility, “Remaining Months Liquidity” means (i) unrestricted cash maintained at Bank (including cash in the Company’s pledged account) minus the outstanding principal amount of the cash advances under the Revolving Facility, divided by (ii) average trailing three (3) month EBITDA. These covenants and restrictions also limit the Company’s ability to incur additional indebtedness, merge, consolidate or sell all or substantially all of its assets and enter into transactions with affiliates.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference herein.

Section 9 Financial Statements and Exhibits

Item 9.01(d) Exhibits.

10.1	The Loan and Security Agreement, dated as of September 28, 2018, by and between Heritage Bank of Commerce and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2018	QuickLogic Corporation

/s/ Suping (Sue) Cheung
Suping (Sue) Cheung Chief Financial Officer